UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

Rowan Companies plc
(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Rowan Companies plc, a public limited company organized under the laws of England and Wales (the “Company” or “Rowan”), is filing this Current Report on Form 8-K to provide an update regarding the transaction to effect a “merger-of-equals” (the “Transaction”) with Ensco plc, a public limited company organized under the laws of England and Wales (“Ensco”). On February 26, 2019, the Company received written notice from the Committee on Foreign Investment in the United States (“CFIUS”) that it has completed its review of the Transaction and has determined that there are no unresolved national security concerns with respect to such Transaction. Receipt of the CFIUS clearance satisfies one of the conditions to the closing of the Transaction, which remains subject to other customary closing conditions, including receipt of the final regulatory approval.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2019	ROWAN COMPANIES PLC

	By:	/s/ Mark F. Mai
Mark F. Mai
Executive Vice President, General Counsel & Secretary